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                                  EXHIBIT 10.1

                              MANAGEMENT AGREEMENT


                          THIS MANAGEMENT AGREEMENT (the "Agreement") is made
and entered into this 31st day of May, 1996, by and between CAPITAL ALLIANCE INCOME TRUST, a Delaware corporation (the "Corporation"), and CAPITAL ALLIANCE ADVISORS INC., a California corporation (the "Manager").

                                    RECITALS

                          A. The Corporation intends to elect and be taxed and
to qualify as a real estate investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and to make a public offering of securities to investors (the "Shareholders").

                          B. The Manager, through its management and staff and
that of its affiliates, is experienced in the areas of mortgage banking, real estate finance and investor relations and possesses adequate mortgage banking, legal and accounting personnel to perform investment advisory and management services for the Corporation.

                          C. The Corporation desires to avail itself of the
experience, advice and assistance of the Manager and to have the Manager undertake the duties and responsibilities hereinafter set forth.

                          D. The Manager is willing to render such services for
the compensation and in accordance with the terms and conditions hereinafter set forth.

                          NOW THEREFORE, in consideration of the mutual promises
and covenants herein contained, the parties agree as follows:


                                 I. DEFINITIONS


                          For purposes of this Agreement, capitalized terms
herein shall have such meaning as set forth herein or in the Corporation's Certificate of Incorporation and Bylaws.


                  II. GENERAL POWERS AND DUTIES OF THE MANAGER


                          Subject to Section III herein and to the supervision
of the Board of Directors of the Corporation (hereinafter referred to as the "Directors"), and to the extent so directed by the Board of Directors, the Manager agrees to use its best efforts to perform the following duties:

                          2.01. Investment Advice. The Manager shall serve as
the Corporation's consultant in connection with all investments of the Corporation and in so doing shall:

                                (a) Present to the Corporation a continuing and
               suitable investment program and opportunities to make investments consistent with the investment objectives and policies of the Corporation as such objectives and policies are set forth in the By-laws of the Corporation and as they are modified by the Directors from time to time;

                                (b) Furnish to the Directors, as requested,
               advice regarding the making of, investment in, origination of, and administration and disposition of Home Equity Loans and the development, construction, acquisition, holding and disposition of interests in real estate and temporary


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               investments and establish and maintain suitable underwriting and investment criteria therefor, respectively;

                                (c) Furnish to the Directors, as requested,
               reports and provide research, including economic and statistical data regarding the Corporation's investment policies and investment portfolio;

                                (d) Assist the Directors in periodically
               evaluating the investment objectives and policies of the Corporation and in making such modifications thereto as the Manager and the Directors deem favorable to the Corporation's Shareholders.

                          2.02. Management Activities. The Manager shall manage
the day-to-day operations of the Corporation and in so doing shall:

                                (a) Supervise the maintainance of all books,
               accounts, and records of the Corporation;

                                (b) Supervise the accounting, auditing and legal
               affairs of the Corporation and prepare the Corporation's annual report and other periodic reports for delivery to the Shareholders;

                                (c) Assist the Corporation in complying with the
               relevant federal and state securities laws and federal and state laws governing lending and the ownership and operation of real property;

                                (d) Supervise investor relations, public
               relations and relations with the investment community;

                                (e) Negotiate, manage and monitor the
               Corporation's borrowings;

                                (f) Investigate, select, and conduct relations
               with third parties and, as necessary, negotiate contracts with, retain, and supervise services performed by such parties in connection with investments which have been or may be acquired or disposed of by the Corporation;

                                (g) Hire, as appropriate, and supervise
               independent contractors, including the Manager or an Affiliate of the Manager, to identify, screen, evaluate, negotiate, structure, document and, if applicable, renegotiate Home Equity Loans made and acquired by the Corporation in accordance with the Corporation's investment policies, approve the selection of appraisers, obtain or cause to be obtained Appraisals, title reports, opinions of counsel with other information and documentation in accordance therewith;

                                (h) Hire, as appropriate, and supervise
               independent contractors, including the Manager or an Affiliate of the Manager, to service and supervise the servicing of all Home Equity Loans, including enforcement of the Corporation's rights thereunder;

                                (i) Invest or reinvest money of the Corporation;

                                (j) Perform or supervise the performance of
               other administrative functions in connection with the management of the Corporation as may be agreed upon by the Manager and the Directors.

                          2.03. Home Equity Loan Activities. Without prior
approval of the Directors, the Manager shall or, as appropriate, shall hire an independent contractor (including an Affiliate of the Manager) to negotiate and commit the Corporation to make, acquire, participate in and otherwise invest in Home Equity Loans, including shared funding arrangements with other financial institutions (including Affiliates of the Manager), as described in and consistent with the investment objectives and policies of the Corporation and on such terms as the Manager deems favorable to the Corporation


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and its Shareholders; provided, the Manager shall obtain prior to committing the
Corporation to make or invest in and closing any Home Equity Loan an Appraisal for the underlying property indicating that the ratio of the principal amount of the Home Equity Loan and of all other loans on the property equal to or senior in priority when compared to the appraised value of the property does not exceed 75% Combined Loan-to-Value.

                          2.04. Consultation and Advice. In addition to the
services described above, the Manager shall consult with the Directors, and shall, at the request of the Directors or the officers of the Corporation, furnish advice and recommendations with respect to other aspects of the business and affairs of the Corporation. In general, the Manager shall inform the Directors of any factors which come to its attention which would influence the policies of the Corporation, except to the extent that giving such information would involve a breach of fiduciary duty.


                           III. SPECIAL CONSIDERATIONS
                         AND RESTRICTIONS ON THE MANAGER


                          In accordance with the Corporation's Bylaws and
notwithstanding any other provision of this Agreement, the Manager's activities concerning the Corporation shall be restricted as follows:

                          3.01. Temporary Investments by Manager or Affiliates
on Behalf of the Corporation. The Manager or an Affiliate may make or acquire a Home Equity Loan in its own name and temporarily hold such investment for the purpose of facilitating the making of such investment by the Corporation, provided that any such investment is acquired by the Corporation at a cost no greater than the cost of such investment to the Manager or its Affiliate plus carrying costs, and provided there is no benefit to the Manager or its Affiliate arising out of such transaction other than compensation otherwise permitted by paragraphs 4.04 and 4.05 herein or provided for in separate contracts between such Affiliate or Affiliates and the Corporation.

                          3.02. Transactions with the Manager, Affiliates or
Directors. The Manager or its affiliates may buy or sell, on behalf of the Corporation, Home Equity Loans, or real property or interests therein from or to itself, its Affiliates in the ordinary course of business and at no more nor less than par. Joint or co-investments with the Manager or its Affiliates permitted under paragraph 3.03 shall not be deemed a sale prohibited by this Agreement. The Manager shall not borrow money from the Corporation. The Manager shall not borrow money, on behalf of the Corporation, from itself, its Affiliates or any Trustee of the Corporation unless a majority of the Directors approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Corporation than loans between unaffiliated lenders and borrowers under the same circumstances; provided, however, that such prohibitions shall not preclude allocations of expense provided for under
Section 4.08(d).

                          3.03. Joint Investments and Activities. The Manager,
on behalf of the Corporation, may invest in joint ventures, participations and co-investments with affiliates of the Manager and/or with investment programs sponsored by the Manager or its Affiliates which make or acquire Home Equity Loans or residential mortgage loans or which conduct a wholesale residential mortgage banking business.

                          3.04. Resolution of Conflicting Opportunities. Unless
the Board of Directors determines otherwise, if the Corporation has proceeds available for investment in competition with other privately or publicly-held entities affiliated with the Manager which invest in Home Equity Loans, the Manager shall review the investment portfolio of each entity and decide which entity will make the investment on the basis of such factors, among others, as the size of the investment, anticipated cash flow, yield, portfolio diversification, type and location of the property on which the Home Equity Loan will be made, proposed loan or acquisition terms, the amount of funds available and the length of time such funds have been available for investment. If the investment is deemed generally suitable for two or more such entities, the Manager shall make or acquire such investments on a basis of the entity having sufficient uncommitted funds available for investment for the longest period of time.

                          3.05. Investment Company Act of 1940. In accordance
with the Directors' intent to conduct the operations of the Corporation so that it will not be subject to regulation under the Investment Company Act of 1940, the Manager shall


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monitor the Corporation's investments and forego any investments which would cause the Corporation to come within the definition of an investment company under such Act.

                          3.06. REIT Qualification. At such time as the
Corporation elects to be taxed as a REIT and anything else in this Agreement to the contrary notwithstanding, the Manager shall use its best efforts to refrain from any action which, in its sole judgment made in good faith or in the judgment of the Directors of which the Manager has written notice, would adversely affect the status of the Corporation as a real estate investment trust as defined and limited in Sections 856-860 of the Internal Revenue Code. The Manager, however, makes no commitment or representation that the Corporation will qualify as a real estate investment trust. Moreover, in the event that the Corporation does not so qualify, neither the Manager nor any of its officers, directors, or employees shall be liable for such failure to the Corporation, its Shareholders, or any other person. At all times, the Manager shall use its best efforts to refrain from any action which would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Corporation or over its business and securities, or which would otherwise not be permitted by the Corporation's Bylaws.

                          3.07. Other Investment Restrictions. In addition to
the restrictions otherwise contained in this Section III and in the Bylaws, of the Corporation, the Manager shall not, as agent of the Corporation make investments in contravention of the Corporation's investment policy as set forth in Article V of the Corporation's Bylaws.

                          3.08. Bank Accounts. The Manager, at the expense of
the Corporation, may establish and maintain one or more bank accounts in its own name, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Corporation, under such terms and conditions as the Directors may approve, provided that no funds in any such account shall be commingled with funds of the Manager; and the Manager shall from time to time render appropriate accounting of such collections and payments to the Directors and to the auditors of the Corporation.


                    IV. RIGHTS AND DUTIES OF THE CORPORATION


                          4.01. Supervision by Directors. The Corporation,
through its Directors, shall supervise, as provided in this Agreement, and the Bylaws, or otherwise as they in their sole discretion deem necessary or desirable, the lending and investment activities of the Corporation and shall meet at least quarterly to:

                                (a) Review all Home Equity Loans made or
               acquired by the Manager for the Corporation pursuant to Sections
               2.02 and 2.03 since their previous meeting;

                                (b) Review the status of existing Home Equity
               Loans and any other investments;

                                (c) Act upon matters submitted to the
               Corporation by the Manager which under this Agreement or the Bylaws require their approval.

                          4.02. Information Furnished Manager. The Directors
shall at all times keep the Manager fully informed with regard to the investment policy and lending criteria of the Corporation, the capitalization policy of the Corporation and generally their then current intentions as to the future of the Corporation. The Corporation shall furnish the Manager with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants and such other information with regard to the Corporation's affairs as the Manager may from time to time reasonably request.

                          4.03. Indemnification. The Corporation shall indemnify
and hold harmless the Manager, its officers, directors, shareholders and employees, for losses or claims arising out of the performance of its obligations under this Agreement as provided in the Corporation's Certificate of Incorporation and Bylaws. However, the Corporation may indemnify the Manager and such persons for settlements and related expenses or lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (i) approves the settlement


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and finds that indemnification of the settlement and related costs should be made, or (ii) approves indemnification and/or litigation costs if a successful defense is made.

                          4.04. Regular Manager Compensation. The Regular
Management fee payable monthly hereunder shall be equal to one-twelfth (1/12) of one percent (1%) of the Gross Mortgage Assets of the Corporation plus one-twelfth (1/12) of one-half percent (1/2%) of the book value of the non-mortgage assets of the Corporation. "Gross Mortgage Assets" shall mean for any month the book value of the mortgages, mortgage-related investments and real property of the Corporation computed at the end of the month.

                          4.05. Compensation for Additional Services and
Payment.

                          (a) If and to the extent that the Corporation shall
request the Manager, or any director, officer, partner or employee of the Manager, or any Affiliate of the Manager, to render services for the Corporation or for a subsidiary of the Corporation in which it owns a majority economic interest other than those required to be rendered by the Manager hereunder, or under the Home Equity Loan Origination and Loan Servicing Agreement such additional services, if performed, will be the subject of a separate agreement and will be compensated separately on terms to be agreed upon between such party and the Corporation or its said subsidiary from time to time.

                          (b) The Corporation may make advances to the Manager
and/or its Affiliates of compensation payable under Section 4.04, provided that the Manager will, promptly on demand by the Corporation, refund to the Corporation the amount of such advances to the extent, if any, that such compensation is not ultimately earned. The amounts of such advances will be adjusted to reflect prepayment of the fees.

                          4.06. Operating Expense. The Corporation, through its
Directors, retains the right to review, from time to time but at least annually, the reasonableness of all fees, expenses and compensation paid or due the Manager and its Affiliates.

                          4.07. Expenses of the Manager. Without regard to the
amount of compensation received hereunder by the Manager, the Manager, except as otherwise provided herein, shall bear, or shall cause independent contractors hired for the Corporation to bear, the following expenses:

                                (a) employment expenses of the controlling
               officers and directors of the Manager, except as provided in
               Section 4.08 hereof;

                                (b) rent, telephone, utilities, office furniture
               and furnishings and other office expenses incurred by or allocable to the Manager for its own benefit and account and not that of the Corporation; and

                                (C) miscellaneous administrative and other
               expenses of the Manager not relating to the performance by the Manager of its functions hereunder.

                          4.08. Expenses of the Corporation. Except as expressly
otherwise provided in this Agreement, the Corporation shall pay all its expenses not expressly assumed by the Manager, and without limiting the generality of the foregoing it is specifically agreed that the following expenses of the Corporation shall be borne by the Corporation and not by the Manager:

                                (a) the cost of money borrowed by the
               Corporation;

                                (b) taxes on income and taxes and assessments on
               real property and all other taxes applicable to the Corporation;


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                                (c) legal, auditing, accounting, underwriting,
               brokerage, listing, registration and other fees and printing, engraving and other expenses and taxes incurred in connection with the organization of the Corporation and the issuance, distribution, transfer, registration and listing of the Corporation's securities, including compensation and direct expenses of officers and employees of the Manager and affiliates while directly engaged in such activities on behalf of the Corporation;

                                (d) except as provided in Section 4.07 hereof,
               all ordinary and necessary expenses incurred with respect to and allocable to the prudent operation and business of the Corporation, including without limitation fees, and other costs, taxes and expenses paid to or for the benefit of Directors. The amounts charged to the Corporation shall not exceed their cost to the Manager or its Affiliates and shall not exceed those which the Corporation would be required to pay to independent parties for comparable rent, goods, or materials. The Corporation's costs for services and goods provided by the Manager to the Corporation shall be based upon the cost thereof to the Manager and the actual compensation (including employment taxes and benefits) of Persons (other than controlling officers of the Manager or its Affiliates) involved plus an appropriate share of overhead allocable to each Person with respect to the services of such Persons rendered for the benefit of and on the business or affairs of the Corporation.

                                (e) except as otherwise specifically provided in
               the Home Equity Loan Origination and Servicing Agreement entered into concurrently herewith, fees and expenses paid to independent contractors, appraisers, consultants, managers and other agents retained by or on behalf of the Corporation (including Persons who may also be officers or employees or Affiliates of the Manager) for, and expenses directly connected with the origination and acquisition, servicing, financing, refinancing, disposition and ownership of Home Equity Loans or other interests in real estate or other property (including insurance premiums, legal services, property management, brokerage and sales commissions (except expenses to be borne by the Manager pursuant to Section 4.07 hereof);

                                (f) except as otherwise specifically provided in
               the Home Equity Loan Origination and Servicing Agreement entered into concurrently herewith, expenses of servicing and managing Home Equity Loans and equity real estate interests;

                                (g) insurance as required by the Directors
               (including Directors' liability insurance);

                                (h) the expenses of organizing, revising,
               amending, and converting to a trust, corporation or REIT, or modifying or terminating the Corporation;

                                (i) expenses connected with payments of
               dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Corporation;

                                (j) all expenses connected with communications
               to holders of securities of the Corporation and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Corporation's securities;

                                (k) the cost of any accounting, statistical or
               bookkeeping equipment necessary for the maintenance of the books and records of the Corporation;

                                (l) transfer agent's, registrar's, dividend
               disbursing agent's, dividend reinvestment plan agent's and indenture Trustee's fees and charges;


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                                (m) legal, accounting and auditing fees and
               expenses not included in (c) and (e) of this Section 4.08; and

                                (n) other ordinary and necessary expenses of the
               business and affairs of the Corporation, other than those allocable to the Manager under Section 4.07, above.

                          The Corporation shall reimburse the Manager or its
Affiliates for the cost of rent, goods or materials furnished or advanced by it for the benefit of the Corporation and for services rendered for the benefit of the Corporation based upon the compensation of the persons (other than controlling officers ) involved and an appropriate share of overhead allocable to such person. The amounts charged to the Corporation by the Manager and its Affiliates shall be at its cost and shall not exceed those which the Corporation would be required to pay to independent parties for comparable rent, materials, goods or services.


                        V. TERM; TERMINATION OF AGREEMENT


                          5.01. Term. This Agreement shall commence on the
Closing Date and shall continue in force until December 31, 1998, and thereafter it may be renewed bi-annually, subject to the approval of the majority of the Directors, and to ratification of such approval by the Shareholders. Notice of non-renewal shall be given in writing by the Directors to the Manager not less than 6 months before the expiration of the term of this Agreement or of any extension thereof and in the absence of such notice of non-renewal such term or any extension thereof shall be automatically extended for an additional term of two (2) years, subject to approval by the Shareholders of the Corporation as provided in the Bylaws of the Corporation. Notwithstanding any other provision to the contrary, this Agreement may be terminated for any reason by the action of the Directors with the approval of such action by the shareholders holding a majority of the voting power of the Corporation or by the shareholders holding a majority of the voting power of the Corporation without action by the Directors upon 120 days' written notice by the Corporation to the Manager or by the Manager upon 120 days' written notice to the Corporation. "Closing Date" means the date the Corporation's initial public offering of common stock becomes effective with the Securities Exchange Commission. The Advisory Agreement between Manager and the Corporation dated January 2, 1996 shall be automatically terminated upon the commencement of the term hereunder.

                          5.02. Cancellation. Either party may cancel this
Agreement immediately for cause by sending written notice thereof to the other party. The following events constitute cause for purposes of cancellation:

                                (a) If either party materially breaches this
               Agreement; or

                                (b) If the Manager violates any provisions of
               this Agreement and, after written notice thereof fails to cure such violation within 60 days or fails to commence and diligently pursue such cure if such cure cannot reasonably be effected within such 60 days; or

                                (c) If the Manager is adjudged bankrupt or
               insolvent by a court or competent jurisdiction or has appointed by order of a court of competent jurisdiction a receiver, liquidator or Trustee of all or substantially all of its property by reason of the foregoing; or

                                (d) If the Manager (i) voluntarily petitions for
               bankruptcy or reorganization under the federal bankruptcy laws, or for relief from its creditors under any law; (ii) consents to the appointment of a receiver for itself or for all or substantially all of its property; (iii) makes a general assignment for the benefit of its creditors; or (iv) admits in writing its inability to pay its debts generally as they become due.


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                           VI. DUTIES OF PARTIES UPON
                           TERMINATION OR CANCELLATION


                          6.01. Action Upon Termination. From and after the
effective date of termination of this Agreement, pursuant to Sections 5.01 and
5.02 hereof, the Manager, except as provided in Section 6.03, shall not be entitled to compensation for further services hereunder but shall be paid all compensation and reimbursed all expenses accruing to the date of termination, including compensation which may have been earned but deferred under hereunder. The Manager shall forthwith upon such termination:

                                (a) Pay over to the Corporation all moneys
               collected and held for the account of the Corporation pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

                                (b) Deliver to the Directors a full accounting,
               including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to the Directors;

                                (c) Deliver to the Directors all property and
               documents of the Corporation then in the custody of the Manager; and

                                (d) Cooperate with the Directors to provide an
               orderly management transition.

                          6.02. Change of Name. Upon termination of this
Agreement by either party, the Directors shall within thirty (30) days of such termination cease the use of the name "Capital Alliance" in connection with the operation of the Corporation and forthwith cause the name of the Corporation to be changed to a name (i) not containing the name "Capital Alliance," or any approximations or abbreviations thereof and (ii) sufficiently dissimilar to such name as to be unlikely to cause confusion with such name. If necessary to meet the time limits imposed herein, the Corporation shall adopt and use a fictitious name meeting the foregoing requirements in the event it has not effected such change of name within the specified times. Upon the failure of the Corporation to carry out the provisions of this Section 6.02 after demand by the Manager, the Manager shall be entitled to the entry of a temporary restraining order and a preliminary and/or permanent inunction to require the performance by the Corporation of its obligations hereunder, which orders and/or injunctions may be issued by the Court having jurisdiction on an ex parte basis.

                          6.03. Compensation. In the event of cancellation by
either party for cause as defined in Article V, the Corporation shall compensate and reimburse the Manager, in accordance with Article IV, for services performed and expenses, and shall reimburse the Manager for expenditures made prior to the date of the termination of this Agreement.

                          In the event this Agreement is terminated by the Trust
without cause, or in the extent this Agreement is not renewed by the Trust without cause, the Trust, in addition to its obligations under Article IV and this Article VI, shall pay the Manager a termination or non renewal fee determined by independent appraisals equal to the fair market value to Manager of this Management Agreement assuming that it was newly renewed for a period of two (2) years as of the effective date of such termination. Such appraisal shall be conducted by a nationally-recognized appraisal firm mutually agreed upon by the parties and the costs of such appraisal shall be borne equally by the parties. If the parties are unable to agree upon such appraisal firm within 30 days following notice of termination or, in the event of non-renewal, the termination date, then each party shall as soon as reasonably practicable, but in no event more than 45 days following notice of termination or, in the event of non-renewal, the termination date, choose a nationally-recognized independent appraisal firm to conduct an appraisal. In such event, (i) the termination fee shall be deemed to be the average of the appraisals as conducted by each party's chosen appraiser and (ii) each party shall pay the costs of its appraiser so chosen. Any appraisal conducted hereunder shall be performed no later than 45 days following selection of the appraiser or appraisers.


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                               VII. MISCELLANEOUS


                          7.01. Nonexclusive Nature of Services. The time and
resources of the Manager will not be dedicated exclusively to the Corporation. Subject to the restrictions and authorizations contained in Article III hereof and the Bylaws, the Manager and its Affiliates may engage in mortgage real estate or non-real estate related activities for or on behalf of other entities, provided the Manager devotes sufficient time and resources to the Corporation so as to discharge its obligations under this Agreement.

                          7.02. Assignment. The Corporation may terminate this
Agreement in the event of its assignment by the Manager unless such assignment is to a corporation or other person which controls, is controlled by, or is under common control with the Manager, or to a corporation, association, Trust or other successor organization which may take over the property and carry on the affairs of the Manager. Such an assignment or any other assignment of this Agreement by the Manager shall bind the assignee hereunder in the same manner as the Manager is bound hereunder. This Agreement shall not be assignable by the Corporation without the consent of the Manager, except in the case of assignment by the Corporation to a corporation, association, Trust or other organization which is a successor to the Corporation. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Corporation is bound hereunder.

                          7.03. Amendments. This Agreement shall not be changed,
modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

                          7.04. Miscellaneous. The Manager assumes no
responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendations of the Manager. Neither the Manager not its shareholders, directors, officers or employees shall be liable to the Corporation, the Directors, the holders of securities of the Corporation or to any successor or assign of the Corporation except by reason of acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of their duties.

                          7.05. Notices. Any notice, report, or other
communication required or permitted to be given hereunder shall be in writing and shall be given: (a) by delivery in person or by facsimile transmissions to an officer of the party to whom it is addressed or (b) by mailing to the party to whom it is addressed at the following address:

                The Directors and the Corporation:

                                      Capital Alliance Income Trust
                                      50 California Street, Suite 2020
                                      San Francisco, CA  94111

                The Manager:

                                      Capital Alliance Advisors Inc.
                                      50 California Street, Suite 2020
                                      San Francisco, CA  94111

Either party, by notice of aforesaid, may designate a different address or addresses for notices, reports, or other communications intended for it.

                          7.06. Headings. The section and paragraph headings
used herein have been inserted for convenience or reference only and do not constitute matters to be considered in interpreting this Agreement.

                          7.07. Arbitration. The parties hereto agree that any
controversy or claim arising out of or relating to this Agreement shall be submitted to binding arbitration, in accordance with the rules, then obtaining, of the American


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Arbitration Association, with venue in the City and County of San Francisco,
California and judgment on the award rendered may be entered in any court having jurisdiction.

                          7.08. Governing Law. This Agreement shall governed by
the laws of the State of California.



               IN WITNESS WHEREOF, the Corporation and the Manager have executed this Agreement as of the day and year first above written.


                                 CAPITAL ALLIANCE INCOME TRUST
                                 a Delaware corporation



                                 By:
                                     ---------------------------------------
                                     Thomas B. Swartz, Chairman



                                 CAPITAL ALLIANCE ADVISORS, INC.,
                                 a California corporation



                                 By:
                                     ---------------------------------------
                                     Dennis R. Konczal, President



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